CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F (as amended) the following:

- our report dated June 26, 2006, except for Notes 3, 8, and 12 which are of March 26, 2007 relating to the consolidated financial statements of Pacific Asia China Energy Inc.

- our report dated October 27, 2006, relating to the financial statements of AsiaCanada   Energy Inc.

appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 29, 2007